UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Effective April 11, 2008, Chesapeake Energy Corporation (“the Company”) entered into an unsolicited transaction with a holder of the Company’s 5.00% Cumulative Convertible Preferred Stock (Series 2005B), par value $0.01 per share (the “2005B Preferred Stock”), to issue 2,947,800 shares of the Company’s Common Stock, par value $0.01 per share (the "Common Stock"), in exchange for 1,020,000 shares of the Company’s 2005B Preferred Stock, representing 17.7% or $102.0 million of the aggregate outstanding liquidation value of the Company’s 2005B Preferred Stock.  The transaction closed on April 17, 2008 and the 1,020,000 shares of 2005B Preferred Stock were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

Effective May 6, 2008, the Company entered into an additional unsolicited transaction with a holder of the Company’s 2005B Preferred Stock to issue 1,897,466 shares of the Company’s Common Stock in exchange for 669,300 shares of the Company’s 2005B Preferred Stock, representing 14.1% or $66.9 million of the aggregate outstanding liquidation value of the Company’s 2005B Preferred Stock.  The transaction closed on May 12, 2008 and the 669,300 shares of 2005B Preferred Stock were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act pursuant to Section 3(a)(9) under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                       May 12, 2008